NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Duckwall-ALCO Stores, Inc., a Kansas corporation ("Duckwall" or the "Company") will be held at the principal executive offices of Duckwall located at 401 Cottage Street, Abilene, Kansas, on Thursday, May 22, 2003, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

1.            To elect five directors to hold office for a one-year term until the 2004 Annual Meeting of the Stockholders of Duckwall and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.            To consider and act upon approval of the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan as described in the accompanying Proxy Statement;

3.            To consider and act upon ratification and approval of the selection of the accounting firm of KPMG LLP as the independent auditors of Duckwall for the fiscal year ending February 1, 2004;

4.            To consider and act upon any other matters which may properly come before the Annual Meeting of the Stockholders or any adjournments thereof.

In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on April 4, 2003 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting of the Stockholders and any adjournments thereof.

All stockholders are cordially invited to attend the meeting.  Whether or not you intend to be present at the meeting, the Board of Directors of Duckwall solicits you to sign, date and return the enclosed proxy card promptly.  A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.  Your vote is important and all stockholders are urged to be present in person or by proxy.

By Order of the Board of Directors

/s/Charles E. Bogan

Charles E. Bogan

Vice President and Secretary

April 25, 2003

Abilene, Kansas

DUCKWALL-ALCO STORES, INC.

401 Cottage Street

Abilene, Kansas, 67410-2832

__________________

PROXY STATEMENT

MAILED ON APRIL 25, 2003

__________________

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2003

__________________

INTRODUCTION

This Proxy Statement is being furnished to the stockholders of Duckwall-ALCO Stores, Inc., a Kansas corporation ("Duckwall" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Duckwall for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2003, and at any adjournment or adjournments thereof (the "Annual Meeting").  The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the principal executive offices of the Company, located at 401 Cottage Street, Abilene, Kansas, 67410-2832.

This Proxy Statement and the enclosed form of proxy were first mailed to the Company's stockholders on or about April 25, 2003.

Proxies

You are requested to complete, date and sign the enclosed form of proxy and return it promptly in the enclosed postage prepaid envelope.  Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders' instructions indicated in the proxies.  If no instructions are indicated, such shares will be voted in favor of the election of the nominees for director named in this Proxy Statement, in favor of approval of the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan, in favor of ratifying the selection of the accounting firm of KPMG LLP as Duckwall's independent auditors for the fiscal year ending February 1, 2004, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed attorneys-in-fact.  A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

Voting at the Meeting

For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), shall constitute a quorum at the Annual Meeting.  Only holders of record of shares of the Company's Common Stock as of the close of business on April 4, 2003 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.  As of the Record Date, 4,260,535 shares of the Company's Common Stock were outstanding and entitled to be voted at the Annual Meeting.  Each share of Common Stock is entitled to one vote on each matter properly to come before the Annual Meeting.

Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting for that purpose.  The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present, is required approve the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan, to ratify the selection of KPMG LLP as the Company's independent auditors, and approve such other matters as properly may come before the Annual Meeting or any adjournment thereof.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Solicitation of Proxies

This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors.  The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy.  After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, the internet, facsimile transmission or personally by directors, officers, employees or agents of the Company.  Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out‑of‑pocket expenses, together with those of the Company's transfer agent, will be paid by the Company.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the principal executive offices of Duckwall located at 401 Cottage Street, Abilene, Kansas.  The list also will be available at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of five directors.  One of the purposes of this Annual Meeting is to elect five directors to serve for a one‑year term expiring at the Annual Meeting of Stockholders in 2004 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The Board of Directors has designated Glen L. Shank, Dennis A. Mullin, Lolan C. Mackey, Jeffrey Macke, and Robert L. Woodard as the five nominees proposed for election at the Annual Meeting.  Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of all nominees.  In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for both nominees or for the particular nominee who has ceased to be a candidate has been withheld.  Each of the nominees has indicated his willingness to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

The Board of Directors recommends that you vote for the election of Glen L. Shank, Dennis A. Mullin, Lolan C. Mackey, Jeffrey Macke, and Robert L. Woodard as directors.

Nominees

     The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a director at the Annual Meeting.

		Present
		Position
		With	Director
Name	Age	Duckwall	Since

Glen L. Shank..................................................	58	Chairman and President	1988
Dennis A. Mullin (1).........................................	55	Director	1991
Lolan C. Mackey (2)........................................	57	Director	1998
Jeffrey Macke (1)(2).........................................	34	Director	1998
Robert L. Woodard (1)(2)................................	42	Director	1998

_______________

(1)           Member of Audit Committee

(2)           Member of Compensation Committee

The business experience of each person nominated by the Board of Directors for election as a director at the Annual Meeting during the last five years is as follows:

Glen L. Shank has served as President of the Company since June 1988 and as Chairman of the Board since May 1991.  Between 1982 and 1988, Mr. Shank served as Vice President of Merchandising of the Company.  Prior to 1982, Mr. Shank served as a Buyer and as a Merchandise Manager for the Company.  Mr. Shank has approximately 36 years of experience in the retail industry.

Dennis A. Mullin is the President and Chief Executive Officer of Steel & Pipe Supply Co., Inc., and has served in various capacities with that company for more than the last five years.  He also serves as a director of Commerce Bank, Kansas City.

Lolan C. Mackey is currently a partner of Diversified Retail Solutions LLC, a retail senior management advisory firm.  For 25 years, Mr. Mackey was employed in various capacities by Wal-Mart Stores, Inc.  From 1990 to 1994, he was Vice President of Store Planning.  From 1994 to 1997, he was Vice President of International Operations.

Jeffrey Macke has been a partner and lead investor with JKM Investments, a San Francisco based hedge fund, since 1995.  From 1993 to 1995, he was a senior consultant for Senn-Delaney/Arthur Andersen LLP.

Robert L. Woodard has been the Chief Investment Officer of the Kansas Public Employees Retirement System since 1996.  From 1994 to 1996, he was Vice-President, and General Manager of FB Capital Management of Kansas, Inc.

Compensation of Directors

Non-employee directors of the Company receive compensation of $8,000 per year, payable quarterly, plus reimbursement for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof.  The chairman of the Audit Committee receives an additional $1,500 per year, payable quarterly, and Audit Committee members receive an additional $1,000 per year, payable quarterly.  Employee directors of the Company receive no compensation for serving on the Board or any committee thereof. Effective with the third quarter of Fiscal 2003, Mr. Woodard has elected not to accept any director's fees.

On December 28, 2000, the Company entered into a new employment agreement with Glen L. Shank, President of the Company.  Mr. Shank's employment agreement is described under the section of this Proxy Statement titled "Employment Contracts".

Meetings of the Board and Committees

During the fiscal year ended February 2, 2003 (the "2003  Fiscal Year"), the Board of Directors of Duckwall held four meetings.  All of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during the 2003 Fiscal Year.

Pursuant to Duckwall's Bylaws, the Board of Directors has established Audit and Compensation Committees of the Board of Directors.  There currently is no Nominating Committee or other committee of the Board of Directors performing similar functions.

The Audit Committee is governed by the Amended and Restated Audit Committee Charter (a copy of which is attached as Appendix A to this Proxy Statement) approved and adopted by the Audit Committee and the Board of Directors.  The Audit Committee assists the Board of Directors in fulfilling its oversight of (a) the integrity of the Company's financial statements, financial reporting process and internal control system, (b) the Company's compliance with legal and regulation requirements, (c) the independent auditor qualifications and independence, (d) the performance of the Company's independent accountants, and (e) the system of internal controls, disclosure controls and procedures established by management.  The Audit Committee is expected to maintain and encourage free and open communication with the independent accountants, management of the Company and the Board, and should foster adherence to the Company's policies, procedures and practices at all levels.  The audit committee is responsible for selecting, engaging and evaluating the performance of the Company's independent auditors and for approving the scope of the engagement and the terms of their engagement letter.  The Audit Committee is responsible for and has adopted a policy and procedure regarding the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. The current members of the Audit Committee are Dennis A. Mullin, Jeffrey Macke, and Robert L. Woodard.  The Board of Directors has determined that each of these committee members is independent and does not have a relationship with the Company which would interfere with such member's ability to exercise independent judgment as a member of the Audit Committee.  The Company has determined, and the Board of Directors is expected to ratify, that Dennis A. Mullin, the Chairman of the Audit Committee, is an "audit committee financial expert"because of his experience in preparing and reviewing financial statements.  He has held the position of Chief Financial Officer of several companies, and now serves as President and Chief Executive officer of Steel and Pipe Supply Co., Inc.  The Audit Committee met four times during the 2003 Fiscal Year.

The Compensation Committee makes recommendations to the Board of Directors regarding the compensation and benefits of Duckwall's executive officers.  The Compensation Committee also administers the Company's Incentive Stock Option Plan.  The current members of the Compensation Committee are Lolan C. Mackey, Jeffrey Macke, and Robert L. Woodard.  The Compensation Committee met one time during the 2003 Fiscal Year.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

The following table sets forth for the fiscal years ending February 2, 2003, February 3, 2002, and January 28, 2001, respectively, the compensation of the Company's chief executive officer and of each of the Company's four other most highly compensated executive officers whose remuneration for the 2003 Fiscal Year was in excess of $100,000 for services to the Company in all capacities:

Summary Compensation Table				Long Term
				Compensation
	Annual Compensation			Awards

				Securities
				Under-	All
				lying	Other
Name and	Fiscal			Options/	Compen-
Principal Position	Year	Salary	Bonus (1)	SARs	sation (2)

Glen L. Shank	2003	$297,913	$100,000	6,600	$3,992	(3)
Chairman and President	2002	283,750	67,980	0	3,694	(4)
	2001	283,750	0	4,000	4,361	(5)

James E. Schoenbeck	2003	167,500	54,000	4,500	5,075	(3)
Senior Vice President-Operations	2002	160,500	38,000	0	4,621	(4)
and Advertising	2001	155,500	0	3,500	5,444	(5)

James R. Fennema	2003	165,225	48,000	4,500	4,026	(3)
Senior Vice President-	2002	153,200	38,000	0	3,452	(4)
Merchandise	2001	148,600	0	2,500	4,395	(5)

Richard A. Mansfield	2003	154,175	45,000	3,900	3,946	(3)
Vice President-Finance	2002	146,750	34,000	0	3,479	(4)
and Treasurer	2001	142,325	0	3,000	4,498	(5)

Tom L. Canfield, Jr.	2003	130,500	35,000	3,200	4,010	(3)
Vice President-Distribution	2002	122,500	25,000	0	3,620	(4)
and Administration	2001	100,500	0	2,500	4,141	(5)

 _______________________

(1) Reflects bonus earned for the fiscal years ending February 2, 2003, February 3, 2002, and January 28, 2001,  respectively.

(2)  Excludes perquisites and other benefits, unless the aggregate amount of such compensation equals the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(3) Includes contributions made by the Company for the 2003 Fiscal Year to the named individual's account in the Duckwall-ALCO Stores, Inc. Profit Sharing Plan and Trust (the "Profit Sharing Plan") (together with forfeitures) in the amounts of $3,091 for Mr. Shank, Mr. Schoenbeck, and Mr. Fennema, $2,908 for Mr. Mansfield, and $2,403  for Mr. Canfield.  Also includes premiums paid by the Company with respect to whole life insurance for each of the named individuals for the 2003 Fiscal Year in the amounts of $901 for Mr. Shank, $1,984 for Mr. Schoenbeck, $935 for Mr. Fennema, $1,038 for Mr. Mansfield, and $1,607 for Mr. Canfield.

(4) Includes contributions made by the Company for the fiscal year ending February 3, 2002 to the named individual's account in the Duckwall-ALCO Stores, Inc. Profit Sharing Plan and Trust (the "Profit Sharing Plan") (together with forfeitures) in the amounts of $2,793 for Mr. Shank, $2,637 for Mr. Schoenbeck, $2,517 for Mr. Fennema, $2,441 for Mr. Mansfield, and $2,013 for Mr. Canfield.   Also includes premiums paid by the Company with respect to whole life insurance for each of the named individuals for the 2002 Fiscal Year in the amounts of $901 for Mr. Shank, $1,984 for Mr. Schoenbeck, $935 for Mr. Fennema, $1,038 for Mr. Mansfield, and $1,607 for Mr. Canfield.

(5) Includes contributions made by the Company for the fiscal year ending January 28, 2001 to the named individual's account in the Profit Sharing Plan (together with forfeitures) in the amounts of $3,460 each for Mr. Shank, Mr. Schoenbeck, Mr. Fennema, and Mr. Mansfield, and $2,534 for Mr. Canfield. Also includes premiums paid by the Company with respect to whole life insurance for each of the named individuals for the 2001 Fiscal Year in the amounts of $901 for Mr. Shank, $1,984 for Mr. Schoenbeck, $935 for Mr. Fennema, $1,038 for Mr. Mansfield, and $1,607 for Mr. Canfield.

Option Grants, Exercises and Holdings

The following table provides further information concerning grants of stock options pursuant to the Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan during the 2003 Fiscal Year to the named executive officers:

Option Grants in Last Fiscal Year

	Number of	% of Total			Potential Realized Value
	Securities	Options	Exercise		at Assumed Annual
	Underlying	Granted to	or Base		Rates of Stock Price
	Options	Employees	Price		Appreciation
Name	Granted (#)	in Fiscal Year	($/Share)	Expiration Date	5% ($)	10% ($)

Glen L. Shank	6,600	10.15%	12.50	March 20, 2007	22,793	50,367

James E. Schoenbeck	4,500	6.92%	12.50	March 20, 2007	9,872	21,814

James R. Fennema	4,500	6.92%	12.50	March 20, 2007	9,872	21,814

Richard A. Mansfield	3,900	6.00%	12.50	March 20, 2007	8,555	18,905

Tom L. Canfield, Jr.	3,200	4.92%	12.50	March 20, 2007	7,020	15,512

(1)  The options were granted with an exercise price equal to the fair market value of the Company's Common Stock on March 21, 2002.  Except in the event of death, if an optionee ceases to be employed by the Company, his or her option shall terminate on the earlier of (i) the expiration of the option, or (ii) the thirtieth day following such termination of employment.   In the event of the death of the optionee, the option may be exercised by his or her legal representatives on the earlier of (i) the expiration of the option, or (ii) within twelve months of the date of death.  The options become exercisable in equal amounts over a four year period beginning one year subsequent to their grant date.

               No stock options of any of the named executive officers were repriced.

Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
	Shares	Value	Underlying Unexercised		In-the-Money Options at
Name	Exercised	Realized ($)	Option at FY-End (#)		FY-End ($) (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Glen L. Shank	7,800	19,578	45,150	19,450	64,070	23,570
James E. Schoenbeck	5,800	8,120	28,875	12,625	39,355	15,055
James R. Fennema	5,800	8,700	24,625	10,875	32,450	12,200
Richard A. Mansfield	9,600	12,000	21,850	10,050	29,828	11,603
Tom L. Canfield, Jr.	3,800	4,750	20,050	8,650	26,375	10,175

(1)   The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Common Stock at fiscal year end, multiplied by the number of shares underlying the options.  The closing price of the Common Stock on January 31, 2003 was $9.60.

Employee Stock Option Plan

In May 1993, the Company adopted the Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan (the "1993 Plan") to encourage key employees of the Company to participate in the ownership of the Company and promote the success of the business of the Company.  The 1993 Plan was amended in 1997 and 1998.  The stockholders approved this plan at the 1993 Annual Meeting of Stockholders.  There were 650,000 shares of Common Stock authorized for issuance upon exercise of options under the 1993 Plan.  Of the 650,000 shares of Common Stock available under the 1993 Plan, an aggregate of 434,375 shares were subject to options as of April 1, 2003.

The 1993 Plan will expire on May 18, 2003, but the shares subject to option can be exercised until their respective expiration dates, the latest of which is March 20, 2007.  The number of shares and option price covered by outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock.

The 1993 Plan is administered by the Compensation Committee of the Board of Directors who are appointed by the Board. The Chief Executive Officer provided recommendations to the Compensation Committee as who might receive grants under the 1993 Plan. The Compensation Committee, in its sole discretion, selected the employees to receive options based on the employees past material contributions to the successful performance of the Company or the expectation that the employee will make material contributions in the future.

Each outstanding option permits the holder to purchase shares of the Common Stock at a price equal to the fair market value of the stock at the time of the grant. Thus, the options gain value only to the extent the stock price exceeds the option price.

The fair market value for each option is the mean between the high and low sales prices, if any, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the date of the grant of the option.  If no sales occurred on the grant date, the fair market value is the weighted average of the means between the highest and lowest sales on the nearest trading date before and after the date of grant.  Only Key Employees of the Company were eligible to receive options.

The following table provides information about the shares that may be issued upon exercise of awards as of year-end 2003.

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available
	issued upon	exercise price	for future issuance
	exercise of	of	under equity
	outstanding	outstanding	compensations
Plan Category	options	options	plans

1993 Incentive Stock Option Plan	434,375	$9.53	0
2003 Incentive Stock Option Plan (1)	0		500,000
Equity compensation plans not approved by Stockholders	0		0

(1) Pursuant to Proposal 2, the stockholders will vote whether to approve the 2003 Duckwall-ALCO Stores, Inc.
Incentive Stock Option Plan, which would authorize issuance of up to 500,000 shares.

Employment Contracts

On December 28, 2000, the Company entered into employment agreements with Messrs. Shank, Schoenbeck, Fennema, Mansfield, and Canfield, all executive officers of the Company.  The respective positions and base salaries provided for in such employment agreements (as adjusted by the Company in March, 2003) for these employees are as follows:

Officer	Position	Base Salary
Glen L. Shank	Chairman of the Board and President	$299,000
James E. Schoenbeck	Senior Vice President-Operations	$175,000
James R. Fennema	Senior Vice President-General
	Merchandise Manager	$171,000
Richard A. Mansfield	Vice President-Chief Financial Officer	$159,000
Tom L. Canfield, Jr.	Vice President-Distribution
	and Administration	$135,000

The Company also entered into similar employment agreements with Vice President and Secretary Charles E. Bogan and Vice Presidents Dennis P. Alesio and John E. Hedeen, all of whom report directly to the President of the Company.

 The terms of the employment agreements are two years (automatically renewed for an additional two years unless either party gives notice of its intention not to renew).  The salaries payable under the employment agreements will be reviewed annually and increased at the sole discretion of the Company.

If  the Company terminates an employment agreement for cause or an employee terminates without good reason, neither the Company nor the employee has any further obligations to the other.  If the Company terminates an employee without cause or the employee terminates for good reason, the Company is obligated to pay the employee his salary for the remainder of the term of the employment agreement in the same intervals at which he was previously receiving such salary.

If, within one year after a Change of Control, the Company terminates an employment agreement (other than for cause or the death or disability of the employee) or an employee terminates with good reason, the Company must pay the employee a lump sum amount equal to the employee's annual salary.  In the case of Mr. Shank and Mr. Schoenbeck, their employment will terminate immediately upon a change of control and they will receive a lump sum amount equal to twice their respective annual salaries.  In the case of Mr. Bogan, if a Change of Control occurs before February 1, 2006 (regardless of whether he is still employed by the Company), his employment will terminate immediately (if not previously terminated) and he will receive $250,000.

A Change in Control of the Company will be deemed to occur upon (a) a person acquiring 40% or more of the shares or voting power of the stock of the Company, (b) the hostile replacement of at least the majority of the Board of Directors, or (c) a merger or sale of substantially all of the assets of the Company.

_________________

Notwithstanding anything to the contrary, the following Compensation Committee Report and Audit Committee Report and the Company Performance Graph set forth later in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report

This report has been prepared by the Compensation Committee of the Board of Directors, which currently consists of Lolan C. Mackey, Jeffrey Macke, and Robert L. Woodard.  The Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers.  During the 2003 Fiscal Year, the Compensation Committee was composed of three independent outside directors, none of whom is an officer or employee of the Company.  The President of the Company, and certain other executive officers of the Company, may attend meetings of the Compensation Committee, but are not present during discussions or deliberations regarding their own compensation.  The Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request.  The Compensation Committee previously engaged the services of an independent compensation consultant to assist it and has developed the following guidelines for establishing executive compensation:

Compensation Policy.  The Company's executive compensation policy is premised upon three basic goals:  (1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable the Company to achieve both its short-term and long-term earnings growth and return on investment objectives; (2) to create incentives to achieve Company and individual performance objectives through the use of performance-based compensation programs; and (3) to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price.  The Company's compensation program is reviewed annually to ensure that compensation levels and incentive opportunities are competitive and reflect the performance of the Company and the individual executive officer.

Compensation Components.   The principal components of the compensation program for executive officers are base salary, annual incentive bonuses, and employee stock options.  Management has been granted options in the past to provide linkage between executive pay and corporate performance and to provide incentives to continue employment with the Company.  The Compensation Committee believes that the total compensation package awarded to top management is fair based upon the total compensation packages awarded to top management at comparable companies.

Base Salary.  The Compensation Committee reviews each executive officer's base salary from the previous year and, in determining whether to adjust base salary levels, takes into account the President's recommendations and assessments of each executive's growth and effectiveness in the performance of his or her duties and the Company's performance.  For the 2003 Fiscal Year, base salary levels for the executive officers were increased by approximately zero to eight percent from the fiscal year ended February 3, 2002 levels.  An analysis of the role played by each individual executive in generating the Company's performance included a consideration of the executive's specific responsibilities, contributions to the Company's business, and length of service.

Bonus.  In addition to the executive officers who participate in the Annual Incentive Bonus Plan, certain other employees of the Company who, in the discretion of the President, are considered to be in a position to significantly influence the Company's results or operations and level of profits are eligible to receive annual bonus awards. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate employees to achieve these goals.  The selection of the persons eligible to participate in the bonus program is necessarily subjective in nature and is made after taking into account management's assessment of each person's level of responsibility.  The company establishes a bonus pool at the beginning of each year which is included in the Company's operating budget for that year.  Each of the participants in the bonus program is evaluated based upon a number of criteria related to management skills and personal characteristics.  In addition, each participant is evaluated based upon his or her accomplishments for the year compared to the goals that were established at the end of the previous year.  The size of the bonus pools, the persons who are eligible to receive bonuses, the targets established for bonus participants and the amount of bonus payments can vary from year to year and are subject to the discretion of the Compensation Committee and management.

Stock Options.  Since the Company's policy is to retain qualified individuals to enable the Company to achieve both short-term and long-term earnings growth, it is important that there be a long-term component of the compensation policy.  The Company's Incentive Stock Option Plan, which was approved by the Stockholders in 1993, and amended in 1997 and 1999, has provided the vehicle for addressing long-term rewards.  This Plan will expire on May 18, 2003, and included in this meeting is a resolution to approve the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan, which would authorize issuance of up to 500,000 shares.  The Compensation Committee administers the Stock Option Plan.  The Chief Executive Officer provides recommendations to the Compensation Committee who may grant the options at any time.  The options permit the holder to purchase shares of the Company's stock at a price equal to the fair market value of the stock at the time of the grant. Thus, the options gain value only to the extent the stock price exceeds the option price.  To date, all of the options that have been granted become exercisable in equal amounts over a four-year period beginning one year subsequent to the grant date.

The Compensation Committee approved the increases in base salary of Messrs. Shank, Schoenbeck, Fennema, Mansfield and Canfield, during the 2003 Fiscal Year.

The Compensation Committee based the Company President's compensation in Fiscal 2003 upon subjective analysis of the Company's overall performance and individual performance criteria.

              The Company has no policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which precludes a deduction by any publicly‑held corporation for certain compensation paid to any covered employee to the extent that the compensation for the taxable year exceeds $1,000,000.

Compensation Committee Members

Lolan C. Mackey

Jeffrey Macke

Robert L. Woodard

Audit Committee Report

The Audit Committee, which is composed of independent Directors and has the principal responsibilities described on page 4 of this proxy statement, has furnished the following report:

1.                    The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and the independent auditors.  The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61-Communication with Audit Committees), as amended, relating to the auditors' judgment about the quality of the Company's accounting principles, judgments and estimates, as applied in its financial reporting.

2.                    The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), that relates to the accountants' independence from the Company and its subsidiaries and has discussed with the independent public accounts their independence.

3.                    The Audit Committee met with management periodically during fiscal 2003 to consider the adequacy of the Company's internal controls and discussed these matters with the Company's independent auditors.  The Audit Committee also discussed with senior management the Company's disclosure controls and procedures and the certifications by the Company's Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission ("SEC") for certain of the Company's filings with the SEC.  The Audit Committee met privately with the independent auditors and other members of management, each of whom has unrestricted access to the Audit Committee.

4.                      The Audit Committee has considered whether other non‑audit services provided by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with KPMG LLP the independence of that firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10‑K for the year ended February 2, 2003 for filing with the SEC.

Audit Committee Members

Dennis A. Mullin

Jeffrey Macke

Robert L. Woodard

Compensation Committee Interlocks and Related Party Transactions

The members of the Compensation Committee during the 2003 Fiscal Year were Messrs. Mackey, Macke and Woodard.  No member of the Compensation Committee was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure except as set forth below.  During the 2003 Fiscal Year, Mr. Shank, an officer and director of the Company, attended Compensation Committee meetings concerning executive officer compensation, other than those relating to his own compensation.

The Chairman of the Company's Audit Committee and a member of the Company's Board of Directors, Dennis A. Mullin is the President and Chief Executive Officer of Steel & Pipe Supply Co., Inc., which owns one store leased to the Company.  Mr. Mullin is also Chairman of MBI, Inc., which owns one store leased to the Company.  Mr. Mullin is a partner in DAB #1, which owns one store leased to the Company.  Mr. Mullin is also a co-trustee and/or co-executor of three trusts or estates which own stores leased to the Company.  During the 2003 Fiscal Year, the Company paid fixed rentals aggregating approximately $644,981 and percentage rentals aggregating approximately $37,765 to these entities.  The Company also pays the taxes, insurance and maintenance on the stores leased from these entities.  Each of the store leases has a remaining term of more than one year.  Mr. Mullin did not receive any compensatory, advisory or consulting fees from the Company and other than his position as a director and Audit Committee member is not otherwise "affiliated" with the Company.  The Board of Directors of the Company has reviewed the above transactions and has determined they do not result in a relationship with the Company which would interfere with Mr. Mullin's ability to exercise independent judgment as a member of the Board of Directors or the Audit Committee.

A member of the Compensation Committee and a member of the Company's Board of Directors, Lolan C. Mackey is a partner in Diversified Retail Solutions LLC, a retail senior management advisory firm.  The Company has contracted with Diversified Retail Solutions to provide various consulting services to the Company.  Mr. Mackey did not participate in the rendering of any consulting services pursuant to these agreements.  During the 2003 Fiscal Year, the Company paid consulting fees aggregating approximately $165,000 and expenses of $13,316 under these agreements. The Board of Directors of the Company has reviewed the above transactions and has determined they do not result in a relationship with the Company which would interfere with Mr. Mackey's ability to exercise independent judgment as a member of the Board of Directors or the Compensation Committee.

Glen L. Shank, James E. Schoenbeck, Richard A. Mansfield, Tom L. Canfield, Jr. and Charles E. Bogan are five of the six members of the administrative committee of the Duckwall-ALCO Stores, Inc. Profit Sharing Plan and Trust (the "Profit Sharing Plan").).  As of March 1, 2003, the plan did not own any shares of Common Stock of the Company.

Independent Auditor

The Audit Committee has selected KPMG LLP to audit the Company's financial statements for the fiscal year ending February 1, 2004.  A member of KPMG LLP is expected to attend the annual meeting of stockholders and, if present, will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions of the stockholders.

Company Performance

The following graph compares the cumulative total return of the Company, the Nasdaq Stock Market Index, and the Nasdaq Retail Trade Stocks Index (assuming dividends reinvested). The graph assumes $100 was invested on October 27, 1994 in Duckwall-ALCO Stores, Inc. Common Stock, the Nasdaq Stock Market Index, and the Nasdaq Retail Trade Stocks Index.

	Period Ending
Index	1/29/95	1/28/96	2/2/97	2/1/98	1/31/99	1/30/00	1/28/01	2/3/02	2/2/03
Duckwall-ALCO Stores, Inc.	102.78	108.33	145.83	161.11	147.22	86.81	68.06	121.54	106.67
Nasdaq Composite Index	97.50	137.71	180.52	213.01	333.38	520.92	364.80	256.24	176.41
Nasdaq Retail Stock Index	90.12	101.85	125.28	146.11	178.30	145.02	112.39	132.43	106.53

Based upon the data reflected in the table, a $100 investment in the Company's Common Stock would have a total return value of $106.67 at February 2, 2003, as compared to $176.41 for the Composite Nasdaq Index and $106.53 for the Nasdaq Retail Stock Index.

There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above.  The Company does not make or endorse any predictions as to future stock performance.

OWNERSHIP OF DUCKWALL COMMON STOCK

The following table sets forth certain information as of March 1, 2003 (as of December 31, 2002 for Heartland Advisors, Inc., Dimensional Fund Advisors, Inc., Franklin Resources, Inc., and Donald Smith & Co., Inc.) regarding the beneficial ownership of Duckwall Common Stock by each person known to the Board of Directors to own beneficially 5% or more of the Company's Common Stock, by each director or nominee of the Company, by each executive officer named in the Summary Compensation Table under "Executive Compensation and Other Information-Executive Compensation" and by all directors, nominees and executive officers of the Company as a group.  All information with respect to beneficial ownership has been furnished by the respective directors, nominees, officers or 5% or more stockholders, as the case may be, or by documents filed with the Securities and Exchange Commission.  Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.

	Amount and Nature of	Percentage of
Name	Beneficial Ownership	Shares Outstanding

Glen L. Shank (1) (2)	53,583	1.26
James E. Schoenbeck (1) (3)	30,875	*
James R. Fennema (1) (4)	28,925	*
Richard A. Mansfield (1) (5)	21,850	*
Tom L. Canfield, Jr. (1) (6)	20,950	*
Lolan C. Mackey (7)	0	*
Jeffrey Macke (8)	666,976	15.65
Dennis A. Mullin (9)	64,167	1.51
Robert L. Woodard (10)	0	*
KDF, a Kansas Nominee (10)	705,300	16.55
Heartland Advisors, Inc. (11)	455,300	10.69
Dimensional Fund Advisors, Inc. (12)	355,700	8.35
Franklin Resources, Inc. (13)	252,700	5.93
Donald Smith & Co., Inc. (14)	247,800	5.82
All directors and officers as a group (10 in group)	892,004	20.94

____________________________

*            Less than one percent.

(1)         The address for this person is 401 Cottage Street, Abilene, KS  67410-2832.

(2)         Mr. Shank owns options to purchase 64,600 shares of Common Stock.  Of those options, 45,150 are currently exercisable.

(3)         Mr. Schoenbeck owns options to purchase 41,500 shares of Common Stock.  Of those options, 28,875 are currently exercisable.

(4)         Mr. Fennema owns options to purchase 35,500 shares of Common Stock.  Of those options, 24,625 are currently exercisable.

(5)         Mr. Mansfield owns options to purchase 31,900 shares of Common Stock.  Of those options, 21,850 are currently exercisable.

(6)         Mr. Canfield owns options to purchase 28,700 shares of Common Stock.  Of those options, 20,050 are currently exercisable.

(7)         The address for Mr. Mackey is Diversified Retail Solutions LLP, 1913 N. Walton Blvd., Bentonville, AR 72712.

8)           Jeffrey Macke owns 20,000 shares of Common Stock and is a partner in JKM Investments, LLC, which owns 62,200 shares of Common Stock.  Mr. Macke beneficially owns the following shares: Macke Limited Partnership, 9,000 shares of Common Stock; Kenneth A. Macke and Kathy Macke, 415,300 shares of Common Stock; Melissa Macke, 13,800 shares of Common Stock; Michael Macke, 11,200 shares of Common Stock; Anne Macke, 2,500 shares of Common Stock; Ken Macke IRA, 38,676 shares of Common Stock; Buckshot Capital, 79,800 shares of Common Stock; Macke Foundation, 7,000 shares of Common Stock; and Lynn Odland IRA, 7,500 shares of Common Stock.  The address for Mr. Macke is 2001 Union Street, Suite 320, San Francisco, CA 94123.

(9)         Dennis A. Mullin owns 4,000 shares of Common Stock and is the President and Chief Executive Officer of Steel & Pipe Supply Co., Inc., which owns 52,787 shares of Common Stock.  The address of Steel & Pipe Supply Co., Inc., is 555 Poyntz, Manhattan, KS 66502.  Mr. Mullin is also an executive officer of Business Building, Inc.  which own 840 shares of Common Stock and of MBI, Inc., which owns 5,840 shares of Common Stock.  Mr. Mullin is the co-trustee of a trust that owns 700 shares of Common Stock.  The address for Mr. Mullin is 555 Poyntz, Manhattan, KS 66502.

(10)       KDF is the nominee holder of shares of Common Stock on behalf of the Kansas Public Employees Retirement System ("KPERS").  KPERS has investment and voting power with regard to these shares.  Robert L. Woodard is the Chief Investment Officer of KPERS.  Mr. Woodard has disclaimed beneficial ownership of all shares of Common Stock beneficially owned by KDF and KPERS.  The address of KPERS is 611 S. Kansas Avenue, Suite 200, Topeka KS 66603.

(11)       The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, WI  53202.

(12)       The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(13)       The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA  94403.

(14)       The address of Donald Smith & Co., Inc. is East 80 Route 4 P, Suite 360, Paramus, NJ  07652.

PROPOSAL 2

PROPOSED 2003 DUCKWALL-ALCO STORES, INC. INCENTIVE

STOCK OPTION PLAN

Overview

On March 20, 2003, the Board of Directors of the Company approved the 2003 Duckwall-ALCO Stores, Inc Incentive Stock option Plan (the "2003 Plan"), subject to stockholder approval.  The 2003 Plan is intended to replace the 1993 Plan for all awards effective after the date stockholders approve the 2003 Plan.  The 1993 Plan will expire upon stockholder approval of the 2003 Plan or on May 18, 2003.

If the stockholders approve the 2003 Plan, it will be effective as of May 22, 2003. If stockholder do not approve the 2003 Plan, it will have no effect, and any awards granted under the 2003 Plan will be rescinded. The 1993 Plan will remain in effect with respect to prior awards.

The following description of the 2003 Plan is a summary and does not purport to be fully descriptive. The summary is subject, in all respects, to the terms of the 2003 Plan, which is attached as Appendix B to this proxy statement.

1.  Purpose of 2003 Plan.  The purpose of the 2003 Plan is to encourage the employees of the Company and its subsidiaries (collectively "employees") to participate in the ownership of the Company, and to provide additional incentive for such employees to promote the success of its business through sharing in the future growth of such business. To accomplish these objectives, the 2003 Plan provides for the award of stock options. Nothing in the 2003 Plan or related agreements will grant or be construed to grant an employee any right of continued the employment.

2.  Effectiveness of Plan.  The provisions of this Plan shall become effective on the date the Plan is adopted by the Board of Directors of the Company (the "Board of Directors"), subject to the requirement that the Plan be approved by the holders of a majority of the shares of Duckwall-ALCO Common Stock voting in person or by proxy at a duly constituted meeting of the stockholders of the Company to be held within 12 months after the date on which the Plan is adopted.

3.  Administration.  This 2003 Plan will be administered by the Compensation Committee, which must consist of two or more members of the Board of Directors selected by the Board.  The Compensation Committee will construe, interpret and administer the 2003 Plan, and may adopt rules and regulations for carrying out the 2003 Plan as it determines. In addition, under the 2003 Plan, the Compensation Committee will:

  select employees, who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company, to receive stock option awards, determine the number of shares of Common Stock subject to each stock option,

  determine when stock options will be granted,

  determine the stock option exercise price, and

  determine when each stock option may be exercised.

The interpretation and construction of the 2003 Plan by the Compensation Committee shall be final, conclusive and binding upon all persons.

4.  Eligibility.  All employees are eligible to receive awards under the 2003 Plan. However, no stock option may be granted under the 2003 Plan to any employee who owns 10% of the total combined voting power of all Common Stock unless at the time of the grant the stock option exercise price is fixed at not less than 110% of the fair market value of the Common Stock, and the stock option expires no later than five (5) years from the date such stock option is granted.

5.  Shares Subject to the 2003 Plan. Subject to changes in capitalization as discussed below, no more than 500,000 shares of Common Stock may be issued under the Plan.  For each employee no more than 100,000 shares of Common Stock may become subject to stock options granted under the 2003 Plan in a calendar year.  Shares subject to expired or terminated stock options will be added back to the number of shares available under the 2003 Plan.  The shares issued upon exercise of stock options granted under the 2003 Plan will come from authorized but unissued shares of Common Stock or treasury shares of Common Stock.

6.  Stock option Agreement. The Company and each employee receiving an award under the 2003 Plan shall sign an incentive stock option agreement containing terms consistent with the 2003 Plan and including other provisions as approved by the Compensation Committee.

7.  Grant Date.  The stock option grant date is deemed to be the date on which the grant was authorized by the Compensation Committee.

8.  Stock option Price. The stock option exercise price will be set by the Compensation Committee, but will be no less than the greater of (a) the par value of the Common Stock, or (b) the fair market value of the Common Stock on the grant date.  The fair market value is the mean between the high and low sales prices, if any, on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on the grant date.  If no sales occurred on the grant date, the fair market value is the weighted average of the means between the highest and lowest sales on the nearest trading date before and after the date of grant.

9.  Period.  Stock options shall expire no later than five (5) years from the grant date.  If the Company is not the survivor or buyer in any sale of all or substantially all of its assets or any merger, consolidation, or reorganization, outstanding stock options may be assumed (with appropriate changes) by the survivor or buyer or replaced with new stock options of comparable value.  If the Company liquidates or dissolves or the survivor or buyer does not assume or replace the outstanding stock options, the Compensation Committee may allow stock optionee to exercise some or all of any outstanding stock options, between one (1) and 30 days immediately prior to the merger, consolidation, reorganization , acquisition, liquidation or dissolution.  If a "Change of Control" (as defined in the 2003 Plan) occurs  the Compensation Committee may accelerate the vesting schedule of the 2003 Plan stock options.

10.  Payment.  Stock options may be exercised by the payment of cash or other shares of Common Stock.  The Compensation Committee may also permit a holder to pay the stock option price through a third party cashless exercise, as long as a sufficient portion of the sale proceeds are remitted to the Company to pay the exercise price and any tax withholding resulting from such exercise.

11.  Limitations on exercise. Except as stated below, no stock option may be exercised unless the stock optionee has been and is employed by the Company or one of its subsidiary corporations ("Consolidated Company") at the time of exercise.  No one employee may exercise more than $100,000 of stock options (based on the fair market value of the stock option when granted) in any calendar year.  If an employee ceases to be employed by the Consolidated Company for any reason other than death, any unexpired and exercisable stock option or portion thereof will terminate, unless exercised by the earlier of the stock option expiration date or 30 days of the date the employee is no longer employed. Only the Board of Directors can determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment.  If an employee dies while employed by the Consolidated Company or within 30 days of ceasing to be employed by the Consolidated Company, the descendents or devisees may exercise any exercisable and unexpired stock option or portion thereof prior to the earlier of the expiration of such stock options or within 12 months after the death.

12.  Non-transferability. Stock options may not be transferred or assigned other than by will or the laws of descent and distribution and, during the employee's lifetime, may not be exercised by anyone other than the employee.

13.  Adjustment upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation, any combination or exchange of shares, or any other event for which the Compensation Committee believes an adjustment is appropriate, the number of shares of Common Stock subject to the 2003 Plan and the number of such shares subject to each stock option granted hereunder shall be correspondingly adjusted by the Compensation Committee.  The stock option price for which shares of Common Stock may be purchased pursuant to an stock option granted under the 2003 Plan shall also be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any stock option.

14.  Amendment and Termination of Plan.  The 2003 Plan terminates and expires on May 22, 2013, except as to outstanding stock options, which remain in effect until they have been exercised or expire.  The Board of Directors may amend, modify or terminate the 2003 Plan without shareholder approval, unless shareholder approval is required by law,

  to increase the maximum number of shares of Common Stock authorized to be issued under the 2003 Plan,

  to change the class of employees eligible to receive grants,

  to extend the period during which stock options may be granted or exercised,

  to change the provisions with respect to the determination of the stock option price, other than to change the manner of determining the fair market value of shares of Common Stock to conform with any then applicable provisions of the Internal Revenue Code or the regulations issued thereunder, or to adversely affect the rights of any stock optionee under any then outstanding stock option.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Board's Audit Committee, has selected the independent certified public accounting firm of KPMG LLP as Duckwall's independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending February 1, 2004.  Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board's decision in this regard.

KPMG LLP has served as the Company's independent auditors since 1969.  A representative of KPMG LLP is expected to be present at the Annual Meeting.  If present, such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended February 2, 2003 and February 3, 2002, and fees billed for other services rendered by KPMG LLP.

	2003	2002
Audit fees	$115,600	$123,700
Audit related fees (1)	6,000	5,000
Audit and audit-related fees	121,600	128,700
Tax fees (2)	58,925	114,787
All other fees	0	0
Total fees	$180,525	$243,487

(1) Audit-related fees consist of fees for audits of financial statements of an employee benefit plan.
(2) Tax fees consist of fees for tax consultation and tax compliance services.

Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.

The Board of Directors recommends that you vote for approval of the selection of KPMG LLP.

16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires Duckwall's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in Duckwall Common Stock and other equity securities.   Securities and Exchange Commission regulations require directors, executive officers, and greater than 10% stockholders to furnish Duckwall with copies of all Section 16(a) reports they file.

To Duckwall's knowledge, based solely upon review of the copies of such reports furnished to Duckwall and written representations that no other reports were required, during the 2003 Fiscal Year all Section 16(a) filing requirements applicable to its directors, executive officers, and greater than 10% stockholders were complied with, except that one change in beneficial ownership reporting on Form 4 was filed late by Mr. Schoenbeck.

OTHER BUSINESS OF THE MEETING

The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement.  If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

ANNUAL REPORT

This Proxy Statement is accompanied by the Company's 2003 Annual Report including financial statements for the year ended February 2, 2003.  Upon written request to the Corporate Secretary of the Company at 401 Cottage Street, Abilene, Kansas 67410‑2832, by any stockholder whose proxy is solicited hereby, the Company will furnish a copy of its 2003 annual report on Form 10‑K, together with financial statements and schedules thereto, without charge to the requesting stockholder.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

It is presently anticipated that the 2004 Annual Meeting of Stockholders will be held on May 21, 2004.  Stockholder proposals intended for inclusion in the proxy statement for the 2004 Annual Meeting of Stockholders must be received at the Company's offices, located at 401 Cottage Street, Abilene, Kansas, 67410-2832, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than December 31, 2003.  Proxies solicited in connection with the 2004 Annual Meeting of Stockholders shall confer discretionary voting authority on the appointed proxyholders to vote on certain stockholder proposals that are not presented for inclusion in the proxy materials unless the proposing stockholder notifies the Company by March 13, 2004 that such proposal will be made at the meeting.  Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.  Stockholder proposals should be addressed to the attention of the Secretary of Duckwall.

By Order of the Board of Directors

/s/Charles E. Bogan

Charles E. Bogan

Secretary

April 25, 2003

Abilene, Kansas

APPENDIX A

DUCKWALL-ALCO STORES, INC. AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

(Adopted November 21, 2002)

I.     Purpose

The primary function of the Audit Committee of the Board of Directors (the "Board") of Duckwall-ALCO Stores, Inc. (the "Corporation") is to assist the Board in fulfilling its oversight of (a) the integrity of the Corporation's financial statements, financial reporting process and internal control system, (b) the Corporation's compliance with legal and regulation requirements, (c) the independent auditor qualifications and independence, (d) the performance of the Corporation's independent accountants, and (e) the system of internal controls and disclosure controls and procedures established by management. The Audit Committee is expected to maintain and encourage free and open communication with the independent accountants, management of the Corporation and the Board, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

II.     Composition of the Audit Committee

A.  Independence.  The Audit Committee shall be comprised of three or more independent directors as determined by the Board. The Audit Committee shall report to the Board.  No member of the Audit Committee may be an "affiliated person" of the Corporation or any of its subsidiaries or receive any advisory, consulting or compensatory fee except as a Board member. Each member shall also be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a member of the Audit Committee.  Examples of such relationships include, but are not limited to:

1.             an Audit Committee member being employed by the Corporation or any of its affiliates for the current year or any of the past three years.

2.             an Audit Committee member who accepts, directly or indirectly, any compensation from the Corporation or any of its affiliates during the previous fiscal year, other than compensation for service as a member of the Board.

3.             an Audit Committee member being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer.  "Immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home.

4.             an Audit Committee member being employed as an executive of another entity where any of the Corporation's executives serves on that entity's compensation Audit Committee.

5.             an Audit Committee member who beneficially owns or controls 20% or more of the Company's common stock.

B.  Qualifications.  All members of the Audit Committee shall have a working knowledge of basic finance, accounting and auditing practices and shall be capable of reading and understanding fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or will be able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

At least one member shall have accounting or related financial management expertise and be a "financial expert. "If no member qualified as a "financial expert," the Company shall disclose such fact and the reasons in its annual report on Form 10-K.

Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.  The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

C.  Chairperson.  The Board shall elect one member of the Audit Committee to serve as the Chairperson. The Chairperson shall be responsible for the overall leadership of the Audit Committee, including presiding over the meetings, reporting to the Board and acting as a liaison with the Chief Executive Officer, and the lead independent audit partner.

III.           Meeting Requirements

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. During at least two of these meetings, separate executive sessions will be held with the independent accountants and corporate management to discuss privately any matters these groups or the Audit Committee deem necessary. In addition, the Audit Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements and disclosures consistent with Section IV.B.2 below.  A quorum is required for all meetings.  When a majority of the members are present, a quorum exists.

IV.           Responsibilities and Duties.

A.  Independent Accountants.  The Audit Committee is responsible for appointing, compensating, terminating and overseeing the work of the independent accountants employed by the Corporation for the purpose of preparing and issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee and shall, in all respects, be accountable to the Audit Committee.  Accordingly, the Audit Committee is responsible for:

1.             Selecting the Corporation's independent accountants, after considering their independence and effectiveness, and approving the fees and other compensation to be paid to the independent accountants.

2.             Reviewing the performance of the independent accountants and approving any proposed discharge of the independent accountants when circumstances warrant.

3.             At least annually, consulting with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

4.             Resolving disagreements, if any, between management and the independent accountants regarding financial reporting.

5.             At least annually, reviewing and discussing with the accountants all significant relationships the accountants have with the Corporation and obtaining a written statement from the independent accountants to determine and confirm the accountants' independence in relation to the Corporation.

6.             Reviewing and approving the overall nature and scope of the audit process, receive and review all reports and recommendations of the independent accountants and providing the accountants complete access to the Audit Committee and the Board to discuss all appropriate matters.

7.             Approving all permitted non-audit services; provided, however, the following services cannot be provided even with Audit Committee approval, unless the Public Accounting Oversight Board (established pursuant to the Sarbanes-Oxley Act of 2002) approves an exemption on a case by case basis: (A) bookkeeping or other services related to the accounting records or financial statements of the issuer; (B) financial information systems design and implementation; (C) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (D) actuarial services; (E) internal audit outsourcing services; (F) management functions or human resources; (G) broker-dealer, investment adviser, or investment banking services; (H) legal services and expert services unrelated to the audit; and (I) any other service that the Public Accounting Oversight Board determines, by regulation is not permissible.

8.             At least annually, obtaining and reviewing a report from the independent accountant describing: (A) the internal quality-control procedures of the Company's independent accounting firm; and (B) any material issues raised by the most recent internal quality-control review, or peer review, of the Company's independent accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

B.  Financial Reporting Process. The Audit Committee is responsible for:

1.             Reviewing and discussing with management the annual audited financial statements, including any opinion, certification, annual report on Form 10-K submitted to the SEC or other annual report sent to stockholders, along with the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to determine that they are satisfied with the disclosures and content of the financial statements for presentation to the stockholders and others.

2.             Reviewing and discussing with management, when needed, the quarterly financial statements, including any opinion, certification, quarterly report on Form 10-Q submitted to the SEC or other quarterly report sent to stockholders, along with the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to determine that they are satisfied with the disclosures and content of the financial statements for presentation to the stockholders and others; provided, however, this review and discussion may be performed by the entire Audit Committee or, in the alternative, the Chairperson of the Audit Committee or designee Audit Committee member, and other members as deemed appropriate by the Chairperson.

3.             Reviewing and discussing, if needed, with management earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.             Discussing with management the content of the Corporation's financial statements including quality of earnings, review of reserves and accruals, suitability of accounting principles, quality and adequacy of internal controls and disclosure controls and procedures, review of highly judgmental areas, recorded and unrecorded audit adjustments and other inquiries as may be appropriate.

5.             Instructing management to notify at least one member of the Audit Committee prior to the date the Corporation issues its quarterly press release as to whether or not either management is aware of any of the following matters and, if so, the details regarding any matter:

(a)           A change in a significant accounting policy.

(b)           A change in the process for determining significant estimates.

(c)           Significant adjustments as a result of the limited review by the independent accountants.

(d)           Disagreements between the independent accountants and management regarding accounting principles, estimates, scope of work or disclosures.

C.  Process Improvement. In conjunction with the Audit Committee's review of financial statements and reports, the Audit Committee shall:

1.             Obtain and review reports from Management regarding internal controls and disclosure controls and procedures.

2.             Obtain and review reports submitted by the CFO regarding the Corporation's critical accounting policies and alternative treatment of financial information.

3.             Obtain and review information from each of management and/or the independent accountants regarding any significant management judgments or significant adjustments made in preparation of the financial statements and the view of each as to appropriateness of such judgments and adjustments.

4.             Discuss policies with respect to risk assessment and risk management.

5.             Meet separately with management and with independent accountants, in each case, on a periodic basis.

6.             Review with the independent accountants any audit problems or difficulties and management's response.

7.             Set clear policies for the Corporation with respect to hiring current or former employees of the independent accountants.

D.  Ethical and Legal Compliance.  The Audit Committee shall:

1.             Adopt and implement a policy to receive, handle, retain complaints regarding accounting, internal controls, disclosure controls and procedures or auditing matters, keeping confidential certain complaints, keeping confidential the identity of certain employees making such complaints and permitting anonymous reporting of complaints.

2.             Monitoring and overseeing the Company's codes of business conduct and ethics and handling reported violations of such codes.

3.             Investigate, as it deems appropriate, any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose, as deemed necessary.

4.             Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

5.             Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

6.             Perform any other activities consistent with this charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

E.  Other Functions.  The Audit Committee shall also:

1.             As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

2.             Perform annual evaluation of its performance which encompasses: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, (B) major issues as to the adequacy of the Corporation's internal controls, disclosure controls and procedures and any special audit steps adopted in light of material control deficiencies, (C) analyses prepared by management and/or the independent accounts setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (D) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation, and (E) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies,

3.             Review, reassess and approve the adequacy of the Audit Committee Charter on an annual basis and adopt amendments as needed.

4.             Prepare minutes of all Audit Committee meetings and regularly report all Audit Committee activities to the full Board of Directors with the issuance of an annual Audit Committee Report to be included in the proxy statement for submission to the shareholders.

5.             Review with management and the independent accounts any legal matters, risks or exposures that could have a significant impact on the financial statements and what steps management has taken to minimize the corporation's exposure.

APPENDIX B

2003 DUCKWALL-ALCO STORES, INC.

INCENTIVE STOCK OPTION PLAN

                                Duckwall-ALCO Stores, Inc., a corporation organized and existing under the laws of the State of Kansas (the "Company"), hereby formulates and adopts, subject to the approval of the holders of a majority of the issued and outstanding shares of common stock of the Company ("Duckwall-ALCO Common Stock") voting in person or by proxy at a duly constituted meeting of the stockholders of the Company, an incentive stock option plan for employees of the Company and its subsidiaries as follows:

                1.             Purpose of Plan.  The purpose of this Incentive Stock Option Plan (the "Plan") is to encourage the employees of the Company and its subsidiaries to participate in the ownership of the Company, and to provide additional incentive for such employees to promote the success of its business through sharing in the future growth of such business.

                2.             Effectiveness of Plan.  The provisions of this Plan shall become effective on the date the Plan is adopted by the Board of Directors of the Company (the "Board of Directors"), subject to the requirement that the Plan be approved by the holders of a majority of the shares of Duckwall-ALCO Common Stock voting in person or by proxy at a duly constituted meeting of the stockholders of the Company to be held within 12 months after the date on which the Plan is adopted.

                3.             Administration.  This Plan shall be administered by a stock option committee ("Compensation Committee") which shall be selected by the Board of Directors and which shall consist of two (2) or more members of the Board of Directors.  The Compensation Committee shall have full power and authority to construe, interpret and administer the Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company.  Subject to the terms, provisions and conditions of the Plan, the Compensation Committee shall have exclusive authority (i) to select employees to whom options shall be granted (ii) to determine the number of shares subject to each option, (iii) to determine the time or times when options will be granted, (iv) to determine the option price of the shares subject to each option, (v) to determine the time when each option may be exercised, (vi) to fix such other provisions of each option agreement as the Compensation Committee may deem necessary or desirable, consistent with the terms of this Plan, and (vii) to determine all other questions relating to the administration of this Plan.  The interpretation and construction of this Plan by the Compensation Committee shall be final, conclusive and binding upon all persons.

                4.             Eligibility.

                                (a)           Employees--Options to purchase shares of Duckwall-ALCO Common Stock shall be granted under this Plan only to employees of the Company or of any of its subsidiary corporations, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees to whom options may be granted under this Plan will be those employees selected by the Compensation Committee from time to time who, in the sole discretion of the Compensation Committee, have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company.

                                (b)           Stock ownership limitation-No option shall be granted under this Plan to any employee of the Company or of a subsidiary corporation who, immediately before the option is granted, owns (either directly or by application of the rules contained in Section 424(d) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any of its subsidiary corporations unless at the time of such grant the option price is fixed at not less than 110 percent of the fair market value of the stock subject to the option, and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date such option is granted.

                5.             Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Duckwall-ALCO Common Stock.  Subject to any adjustments made pursuant to the provisions of Section 13, the aggregate number of shares of Duckwall-ALCO Common Stock which may be issued upon exercise of the options which will be granted under this Plan shall not exceed 500,000.  With respect to each optionee, no more than 100,000 shares of Duckwall-Alco Common Stock shall become subject to options granted to such optionee under this Plan in a calendar year.

                                If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan.

                                The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Board of Directors, from either the authorized but unissued shares of Duckwall-ALCO Common Stock or any treasury shares of Duckwall-ALCO Common Stock held by the Company.

                6.             Option Agreement. Each option granted under this Plan shall be evidenced by an incentive stock option agreement, which shall be signed by an officer of the Company and by the employee to whom the option is granted (the "optionee").  The terms of said incentive stock option agreement shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Compensation Committee.  The granting of an option under this Plan shall be deemed to occur on the date on which the option grant is authorized by the Compensation Committee.  Each incentive stock option agreement shall constitute a binding contract between the Company and the optionee, and every optionee, upon the execution of an incentive stock option agreement, shall be bound by the terms and restrictions of this Plan and such incentive stock option agreement.

                7.             Option Price. The price at which shares of Duckwall-ALCO Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Compensation Committee, but in no event shall the price be less than the greater of (a) the par value thereof, or (b) 100 percent of the fair market value of such shares on the date that the option is granted.  If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2.  If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported on the Nasdaq Stock Market (whether Nasdaq National Market or Nasdaq SmallCap Market) for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2.  If the shares are not then either listed on any such exchange or quoted on Nasdaq Stock Market, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the Nasdaq Over-the-Counter Bulletin Board or other national daily quotation service for the date of the grant of the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2.  If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Compensation Committee.

                8.             Period and Exercise of Option:

                                (a)           Period--Subject to the provisions of Sections 10 and 11 hereof with respect to the death or termination of employment of an optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Compensation Committee at the time such option is granted, provided that such period shall expire no later than five (5) years from the date on which the option is granted.  In the event the Company shall not be the surviving corporation in any merger, consolidation, or reorganization, or in the event of acquisition by another corporation of all or substantially all of the assets of the Company, every option outstanding hereunder may be assumed (with appropriate changes) by the surviving, continuing, successor or purchasing corporation, as the case may be, subject to any applicable provisions of the Code or replaced with new options of comparable value (in accordance with Section 424(a) of the Code).  In the event (i) that such surviving, continuing, successor or purchasing corporation, as the case may be, does not assume or replace the outstanding options hereunder, or (ii) of liquidation or dissolution of the Company, the Compensation Committee may provide that each optionee shall have the right, within a period commencing not more than 30 days immediately prior to and ending on the day immediately prior to such merger, consolidation, reorganization or acquisition by another corporation of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company, to exercise the optionee's outstanding options to the extent of all or any part of the aggregate number of shares subject to such option(s).  In the event of a "Change of Control" (as defined below) the Compensation Committee may accelerate the time at which options granted under this Plan may be exercised by the optionee.

                                For purposes of this paragraph (a) "Change of Control" means a change in control of the Company of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A (in effect on the date hereof) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof (the Exchange Act); provided, however, that, without limitation, such a change of control shall be deemed to have occurred upon the occurrence of any of the following events:

                (i)            any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company, becomes, after the date hereof, the beneficial owner, directly or indirectly, or securities of the Company representing 40 percent or more of the total voting power of the Company's then outstanding securities ("Interested Shareholder");

                (ii)           less than a majority of the members of the Board of Directors of the Company are persons who were either nominated for election or selected by (A) members of the Board of Directors of the Company who were in office prior to the time any person became an Interested Shareholder (the "Continuing Directors"), or (B) any successor to a Continuing Director;

                (iii) the merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities (which term means any securities which vote generally in the election of directors) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                (iv)          the sale or disposition by the Company of all or substantially all of the Company's assets.

                                (b)           Exercise--Any option granted under this Plan may be exercised by the optionee (or by the purchaser acting under Section 11 below) only by (i) delivering to the Company written notice of the number of shares with respect to which the optionee is exercising his or her option right, (ii) paying in full the option price of the purchased shares, and (iii) if the shares to be purchased have not been registered under the applicable securities laws and if necessary, in the opinion of counsel for the Company to secure an exemption from such registration, furnishing to the Company such representation or agreement in writing signed by the optionee (or purchaser) as shall be necessary in the opinion of such counsel to secure such exemption.  Subject to the limitations of this Plan and the terms and conditions of the respective incentive stock option agreement, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Compensation Committee may specify in such incentive stock option agreement.

                                (c)           Payment for shares--Payment for shares of Duckwall-ALCO Common Stock purchased pursuant to an option granted under this Plan may be made either in cash or in other shares of Duckwall-ALCO Common Stock.  In addition, the Compensation Committee may permit a Participant to pay for shares of Duckwall-ALCO Common Stock purchased pursuant to an option granted under the Plan by irrevocably authorizing a third party to sell shares of such stock acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding resulting from such exercise.

                                (d)           Delivery of certificates--As soon as practicable after receipt by the Company of the notice and representation described in subsection (b), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates representing such shares of stock shall be registered in the name of the optionee and shall be delivered to the optionee.  However, no certificate for fractional shares of stock shall be issued by the Company notwithstanding any request therefor.  Neither any optionee, nor the legal representative, legatee or distributee of any optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates for such shares have been issued.  All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Compensation Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

                                (e)           Limitations on exercise--Except as provided in Sections 10 and 11 hereof, no option granted under this Plan shall be exercised unless the optionee is at the time of such exercise employed by the Company or one of its subsidiary corporations and shall have been so employed by the Company or one of its subsidiary corporations at all times since the date on which such option was granted.

                9.             Limitation on Options Granted to Individual Employees. The aggregate fair market value (determined at the time the options are granted) of stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year under this Plan (and under any other plan or plans of such individual's employer corporation and any parent or subsidiary corporation or corporations) shall not exceed $100,000.  The limitation provided by the preceding sentence shall be applied by taking options into account in the order in which they are granted.  In the event that the foregoing results in a portion of an option exceeding the $100,000 limitation, such portion of the option in excess of the limitation shall be treated as a nonqualified stock option.

                10.           Termination of Employment. If an optionee shall cease to be employed by the Company or any of its subsidiary corporations for any reason other than death, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable shall terminate unless it is exercised within thirty (30) days of the date on which such optionee ceases to be so employed, and in any event no later than the expiration date of such option as specified in the respective incentive stock option agreement.  Nothing in this Plan or in any incentive stock option agreement shall be construed as an obligation on the part of the Company or any of its subsidiary corporations to continue the employment of any employee.

                11.           Death of Optionee.  In the event of the death of an optionee while he is an employee of the Company or any of its subsidiary corporations (or within thirty (30) days of the date on which such optionee ceases to be so employed) any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such optionee's rights under the option pass by operation of the optionee's will or the laws of descent and distribution, at any time within a period of twelve (12) months following the death of the optionee (but in no event later than the expiration date of the option as specified in the respective incentive stock option agreement).

                12.           Nontransferability of Options. Each option granted under this Plan shall not be transferable or assignable by the optionee other than by will or the laws of descent and distribution, and during the lifetime of the optionee may be exercised only by said optionee.

                13.           Adjustment upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation, any combination or exchange of shares, or any other event for which the Compensation Committee believes an adjustment is appropriate, the number of shares of Duckwall-ALCO Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Compensation Committee.  The option price for which shares of Duckwall-ALCO Common Stock may be purchased pursuant to an option granted under this Plan shall also be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

                14.           Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after May 22, 2013, on which date this Plan will expire except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised or have expired.  The Board of Directors may at any time before such date amend, modify or terminate the Plan; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the issued and outstanding shares of Duckwall-ALCO Common Stock voting in person or by proxy at a duly constituted meeting of the stockholders of the Company, (i) increase the maximum number of shares of Duckwall-ALCO Common Stock as to which options may be granted pursuant to this Plan, (ii) change the class of employees eligible to be granted options pursuant to the Plan, (iii) extend the period under this Plan during which options may be granted or exercised, or (iv) change the provisions of Section 7 hereof with respect to the determination of the option price, other than to change the manner of determining the fair market value of shares of Duckwall-ALCO Common Stock to conform with any then applicable provisions of the Internal Revenue Code or the regulations issued thereunder.  No amendment, modification or termination of this Plan may adversely affect the rights of any optionee under any then outstanding option granted hereunder without the consent of such optionee.

                15.           No Special Employment Rights. Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option.  Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board of Directors at the time.

                16.           Governing Law. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Kansas.